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                                                                 EXHIBIT 23.2


                         CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the inclusion by reference in the registration statements of SoftNet Systems, Inc. on Form S-3 (Registration No. 333-71887), Form S-3 (Registration No. 333-65593) and the Current Report of SoftNet on Form 8-K/A of our report dated May 28, 1998 regarding the financial statements of Intelligent Communications, Inc., a Delaware Corporation. We also consent to the reference of our firm under the caption "Experts" in said registration statements.

Walnut Creek, California
March 10, 1999
                                   /s/ Blanding, Boyer, & Rockwell, LLP